UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2003

MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota 55437

(Address of principal executive offices)

Registrant’s telephone number, including area code: (952) 346-4700

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On July 28, 2003, MGI PHARMA, Inc. announced that it intends to offer 4,000,000 shares of its common stock pursuant to a shelf registration statement that was declared effective by the Securities and Exchange Commission on July 15, 2003 (File No. 333-106179). The managing underwriter for the offering is Merrill Lynch & Co., and the co-managers are U.S. Bancorp Piper Jaffray, Lazard and C.E. Unterberg, Towbin. The underwriters will have an option to purchase an additional 600,000 shares of common stock within 30 days after the offering to cover overallotments incurred in the offering.

The press release announcing the offering is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)	The following exhibit is being furnished herewith:

99.1	Press Release, dated July 28, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 28, 2003	MGI PHARMA, INC.

	By:	/s/ William C. Brown
William C. Brown
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

99.1	Press Release, dated July 28, 2003.